Exhibit 10.6

NILT LLC,

as Transferor,

and

NISSAN AUTO LEASING LLC II,

as Transferee

SERIES CERTIFICATE

SALE AGREEMENT

Dated as of February 26, 2026

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

SCHEDULE II	NOTICE ADDRESSES

ANNEX A	DEFINITIONS

NALT 2026-A Series Certificate Sale Agreement

SERIES CERTIFICATE SALE AGREEMENT

This Series Certificate Sale Agreement, dated as of February 26, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is between NILT LLC, a Delaware limited liability company (“NILT LLC”), as transferor (the “Transferor”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as transferee (the “Transferee”).

RECITALS

WHEREAS, Nissan-Infiniti LT LLC (the “Titling Company”) is a Delaware limited liability company governed by the Limited Liability Company Agreement, dated as of April 1, 2021 (the “Titling Company Agreement”), by and between NILT LLC, as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC”), as administrator (the “Administrator”), and U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank”), as titling company registrar (the “Titling Company Registrar”);

WHEREAS, pursuant to the Titling Company Agreement, the purposes of the Titling Company include taking assignments and conveyances of and holding in trust various assets (the “Titling Company Assets”);

WHEREAS, as contemplated by the Titling Company Agreement and pursuant to the 2026-A Series Supplement thereto, entered into as of the date hereof, by and between the Member, Nissan Auto Lease Trust 2026-A, as holder, and the Titling Company Registrar (the “2026-A Series Supplement” and, together with the Titling Company Agreement, the “Series LLC Agreement”), the Member (i) has established and formed a separate series interest of the Titling Company (the “2026-A Series”), and (ii) shall identify and allocate certain Titling Company Assets to, and associate such Titling Company Assets with, the 2026-A Series;

WHEREAS, pursuant to the Series LLC Agreement a separate portfolio of leases (the “2026-A Leases”), the vehicles that are leased under the 2026-A Leases (the “2026-A Vehicles”), and certain other related Titling Company Assets have been allocated to and associated with the 2026-A Series;

WHEREAS, the Titling Company has issued a certificate representing the entire 2026-A Series Interest (the “2026-A Series Certificate”) to the Transferor;

WHEREAS, the Transferor and the Transferee desire to provide for the sale, transfer and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor’s right, title and interest in and to the 2026-A Series Certificate; and

WHEREAS, immediately after the transfer and assignment of the 2026-A Series Certificate to the Transferee, the Transferee shall sell, transfer, and assign all of its right, title and interest in the 2026-A Series Certificate to Nissan Auto Lease Trust 2026-A, as issuer (the “Issuing Entity”) in connection with a securitization.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A hereto.

Section 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the Series LLC Agreement include only such items as related to the 2026-A Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE TWO

TRANSFER OF 2026-A SERIES CERTIFICATE

Section 2.01 Transfer of 2026-A Series Certificate.

In consideration of the Transferee delivering (or causing to be delivered) to, or upon the order of, the Transferor of an amount equal to the fair market value of the Assets (as defined below) as of the Closing Date, the Transferor hereby absolutely sells, transfers, assigns and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Transferor’s right, title and interest in and to the following (collectively, the “Assets”):

(i) the 2026-A Series Certificate and the interest in the 2026-A Series represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof after the Cutoff Date;

(ii) all of the Transferor’s rights and benefits as holder of the 2026-A Series Certificate under the Servicing Agreement and the Series LLC Agreement;

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(iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 2026-A Series represented by the 2026-A Series Certificate, as granted in the 2026-A Series Supplement and in the 2026-A Series Certificate;

(iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing; and

(v) all cash and non-cash proceeds of all of the foregoing.

Section 2.02 True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor’s estate in the event that the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing (i) it is intended by the Transferor and the Transferee that the interest conveyed constitutes a grant of a security interest by the Transferor to the Transferee to secure the Transfer Price to the Transferor, which security interest shall be perfected and of a first priority, (ii) the Transferor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable laws, and (iii) the possession by the Transferee or its agent of the 2026-A Series Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction.

Section 2.03 Representations and Warranties of the Transferor and the Transferee.

(a) The Transferor hereby represents and warrants to the Transferee as of the Closing Date that:

(i) Organization and Good Standing. The Transferor is duly formed, validly existing and in good standing under the laws of the state of its formation, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the ability of the Transferor to perform its obligations under this Agreement.

(iii) Power and Authority. The Transferor has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary action.

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(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance by the Transferor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Transferor’s governing documents, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferor, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(a)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the ability of the Transferor to perform its obligations under this Agreement.

(vi) No Proceedings. There are no proceedings in which the Transferor has been served or, to the knowledge of the Transferor, proceedings or investigations that are pending or threatened, in each case against the Transferor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

(vii) Title to 2026-A Series Certificate. Immediately prior to the transfer of the 2026-A Series Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 2026-A Series Certificate and has the legal right to transfer the 2026-A Series Certificate, (B) has good and valid title to the 2026-A Series Certificate and the 2026-A Series Certificate is on the date hereof free and clear of all Liens, and (C) will convey good, valid, and indefeasible title to the 2026-A Series Certificate to the Transferee under this Agreement.

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(b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I, (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I, and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

(c) The Transferee hereby represents and warrants to the Transferor as of the Closing Date that:

(i) Organization and Good Standing. The Transferee is duly formed, validly existing, and in good standing under the laws of the state of its formation, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferee is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the Transferee.

(iii) Power and Authority. The Transferee has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferee by all necessary action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Transferee, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to

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the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferee, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferee or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(c)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferee.

(vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

(d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee, the sale of the Assets by the Transferee to the Issuing Entity and the pledge and grant of a security interest in the Assets by the Issuing Entity to the Indenture Trustee (for the benefit of the Noteholders) pursuant to the Indenture. Upon discovery by the Transferor or the Transferee, or upon a Responsible Officer of the Indenture Trustee having actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04 Financing Statement and Books and Records.

(a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that on or prior to the Closing Date it will deliver to or at the direction of the Transferee, with all requisite endorsements, the 2026-A Series Certificate and will file on or within ten days after the Closing Date, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect, preserve, maintain and protect the interest of the Transferee in the Assets (to the extent such security interest can be perfected by the filing of a financing statement), and the proceeds thereof to the Transferor (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Transferor thereof.

(b) The Transferor further agrees that it will take no actions inconsistent with the Transferee’s ownership of the Assets and on or prior to the Closing Date indicate on its books, records, and statements that the Assets have been sold to the Transferee.

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Section 2.05 Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2026-A Series Certificate and the interest in the 2026-A Series represented thereby, whether set forth in the 2026-A Series Certificate, in the Series LLC Agreement, or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

Section 2.06 Release of Claims. Pursuant to Sections 4.1(f), 4.1(g) and 10.1 of the Titling Company Agreement, the Transferee hereby covenants and agrees for the express benefit of the Member and each holder from time to time of the Unallocated Assets Certificate and any Series Certificate that the Transferee shall release all claims to the Unallocated Assets and the related Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Amendment.

(a) Any term or provision of this Agreement (including Annex A) may be amended by the parties hereto, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i) NALL II delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and NALL II notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended by the parties hereto (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a Majority Interest of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Trust Certificateholders with the consent of Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates. It will not be necessary for the consent of Noteholders or Trust Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Noteholder, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Controlling Class of the Notes which were required to consent to such matter before giving effect to such amendment. For purposes of this Section 3.01, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the

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Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

(c) Prior to the execution of any amendment to this Agreement, NALL II shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this Agreement, NALL II shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(d) In the event that any Trust Certificates are held by anyone other than NMAC or any of its Affiliates, this Agreement may only be amended if, in addition, (i) Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(e) No amendment pursuant to this Section 3.01 shall be effective which affects the rights, protections, liabilities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Agreement.

(f) Notwithstanding anything under this Section 3.01 or in any other Basic Document to the contrary, this Agreement may be amended by the parties hereto without the consent of any Noteholder or any other Person, and without satisfying any other provisions of this Agreement related to amendments thereto or in any other Basic Document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuing Entity has delivered notice of such amendment to the Rating Agencies and the Indenture Trustee on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s, the Calculation Agent’s or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s, the Paying Agent’s, the Calculation Agent’s or the Owner Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Section 3.02 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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Section 3.03 Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be, for any reason whatever, held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements, and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 3.04 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

Section 3.05 Acknowledgment and Agreement. The Transferor acknowledges and agrees that (a) (i) the Transferee may, pursuant to the Series Certificate Transfer Agreement, transfer and assign the 2026-A Series and the 2026-A Series Assets represented thereby and assign its rights under this Agreement to the Issuing Entity, and (ii) the representation, warranties and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Issuing Entity, and (b) (i) the Issuing Entity may, pursuant to the Indenture, pledge and grant a security interest in the 2026-A Series and the 2026-A Series Assets represented thereby and assign the Transferee’s rights under this Agreement to the Indenture Trustee, and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Transferor hereby consents to all such transfers, assignments, pledges and grants.

Section 3.06 Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.07 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Titling Company Registrar) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of the 2026-A Series Certificate or other securities presented to the Titling Company Registrar, the Titling Company Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

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Section 3.08 Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 3.09 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Indenture Trustee and each Holder of the 2026-A Series Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 3.10 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Transferee, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination or assignment of this Agreement.

Section 3.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as specified on Schedule II to this Agreement or at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 3.12 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.11 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NILT LLC, as Transferor

By:
Name:
Title:

NISSAN AUTO LEASING LLC II, as Transferee

By:
Name:
Title:

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Series Certificate Sale Agreement, the Transferor hereby represents, warrants, and covenants to the Transferee as follows on the Closing Date:

1. The Series Certificate Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2026-A Series Certificate in favor of the Transferee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from NILT LLC.

2. The 2026-A Series Certificate constitutes a “general intangible” or “certificated security,” within the meaning of the applicable UCC.

3. Immediately prior to the transfer thereof to the Transferee, the Transferor owns and has good and marketable title to the 2026-A Series Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4. The Transferor has received all consents and approvals to the sale of the 2026-A Series Certificate hereunder to the Transferee required by the terms of the 2026-A Series Certificate to the extent that it constitutes an instrument or a payment intangible.

5. The Transferor has received all consents and approvals required by the terms of the 2026-A Series Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Transferee of its interest and rights in the 2026-A Series Certificate hereunder.

6. The Transferor has caused or will have caused, within ten days after the effective date of the Series Certificate Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2026-A Series Certificate from the Transferor to the Transferee and the security interest in the 2026-A Series Certificate (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Transferee hereunder.

7. To the extent that the 2026-A Series Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Transferee or its assignee.

Sch. I-1	NALT 2026-A Series Certificate Sale Agreement

8. Other than the transfer of the 2026-A Series Certificate from the Transferor to the Transferee under the Series Certificate Sale Agreement and from the Transferee to the Issuing Entity under the Series Certificate Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2026-A Series Certificate. The Transferor has not authorized the filing of, nor is aware of, any financing statements against the Transferor that include a description of collateral covering the 2026-A Series Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.

9. No instrument or tangible chattel paper that constitutes or evidences the 2026-A Series Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Sch. I-2	NALT 2026-A Series Certificate Sale Agreement

SCHEDULE II

NOTICE ADDRESSES

If to the Issuing Entity:

Nissan Auto Lease Trust 2026-A

c/o Wilmington Trust, National Association

Rodney Square North, 1100 North Market Street

Wilmington, Delaware 19890

Email: Eforshtay@wilmingtontrust.com

Attention: Nissan Auto Lease Trust 2026-A

If to the Transferee and the Depositor:

Nissan Auto Leasing LLC II

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

If to NMAC, the Trust Administrator or the Servicer:

Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

If to NILT LLC:

NILT LLC

One Nissan Way

Franklin, Tennessee 37067

Email: Nathan.Debernardi@nissan-usa.com

Attention: Treasurer

Sch. II-1	NALT 2026-A Series Certificate Sale Agreement

If to the Owner Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Email: Eforshtay@wilmingtontrust.com

Attention: Corporate Trust Administration

If to the Indenture Trustee:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Facsimile no.: (312) 332-7493

Email: juan.hernandez3@usbank.com

Attention: Nissan Auto Lease Trust 2026-A

If to the Titling Company Registrar:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Facsimile no.: (312) 332-7996

Email: juan.hernandez3@usbank.com

Attention: NILT LLC

If to the Asset Representations Reviewer:

Clayton Fixed Income Services LLC

720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Email: ARRNotices@clayton.com

Attention: SVP

with a copy to:

Email: legal@covius.com

Sch. II-2	NALT 2026-A Series Certificate Sale Agreement

If to Moody’s:

Moody’s Investors Service, Inc.

ABS Monitoring Department

7 World Trade Center

250 Greenwich Street

New York, New York 10007

If to Fitch:

Fitch Ratings, Inc.

300 West 57th Street,

New York, New York 10019

Sch. II-3	NALT 2026-A Series Certificate Sale Agreement

ANNEX A

TO SERIES CERTIFICATE SALE AGREEMENT

DEFINITIONS

In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document. Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding sentence, the capitalized terms used without definition in such agreement shall have the following meanings:

“60-Day Delinquent Leases” means, as of any date of determination, all 2026-A Leases (other than any Liquidated Leases, Repurchased Leases or Defaulted Leases) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“2026-A Eligible Lease” means a Lease as to which the following are true as of the Cutoff Date:

(i) such Lease relates to a Nissan or an Infiniti automobile, light duty truck or sport utility vehicle, of a model year of 2022 or later;

(ii) such Lease is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle;

(iii) such Lease was originated in the United States on or after March 23, 2023, by a Dealer for a Lessee with a United States address;

(iv) such Lease is payable solely in United States dollars;

(v) such Lease and the related Leased Vehicle are owned by the Titling Company, free of all liens, other than any lien placed upon a Certificate of Title in connection with the delivery of title documentation to the Titling Company Registrar in accordance with Customary Servicing Practices in effect at the time of origination;

(vi) such Lease has a remaining term to maturity of not less than 14 months and not greater than 45 months;

(vii) such Lease provides for level payments (exclusive of taxes) that fully amortize the adjusted capitalized cost of the Lease to the related Contract Residual over the lease term at a rate implicit in the Lease and corresponding to the disclosed rent charge and, in the event of a Lessee initiated early termination, provides for payment of the Early Termination Charge;

(viii) such Lease was originated in compliance with, and complies in all material respects with, all material applicable legal requirements;

(ix) such Lease is not more than 29 days past due;

A-1	(NALT 2026-A Definitions Annex)

(x) such Lease is the valid, legal and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (B) general principles of equity;

(xi) the records of the Servicer do not reflect that such Lease has been satisfied, subordinated, rescinded, canceled or terminated;

(xii) the records of the Servicer do not reflect that such Lease is subject to any asserted or threatened right of rescission, setoff, counterclaim or defense;

(xiii) the records of the Servicer reflect that, other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date, no default, breach or violation has of such Lease occurred;

(xiv) the records of the Servicer do not reflect that any default, breach or violation of such Lease has been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement);

(xv) such Lease is not a Defaulted Lease;

(xvi) the related Lessee with respect to such Lease is a person located in one or more of the 50 states of the United States or the District of Columbia and is not (A) NMAC or any of its Affiliates, or (B) the United States or any State or any agency or potential subdivision thereof;

(xvii) such Lease constitutes either “tangible chattel paper” or “electronic chattel paper,” as defined in the UCC;

(xviii) in the case of each 2026-A Lease that constitutes tangible chattel paper, there is only one original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each 2026-A Lease that constitutes electronic chattel paper, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease;

(xix) such Lease has an original term of not less than 24 months and not greater than 48 months;

(xx) under the terms of such Lease, the related Lessee is required to maintain physical damage insurance covering the related Leased Vehicle; and

(xxi) has a Securitization Value, as of the Cutoff Date, of no greater than $119,750.53.

“2026-A Lease” has the meaning set forth in Section 8.01 of the 2026-A Servicing Supplement.

“2026-A Series” has the meaning set forth in the 2026-A Servicing Supplement.

A-2	(NALT 2026-A Definitions Annex)

“2026-A Series Account” means the 2026-A Series Collection Account, and any other Series Account established with respect to the 2026-A Series, as the context may require.

“2026-A Series Assets” has the meaning set forth in the 2026-A Series Supplement.

“2026-A Series Certificate” has the meaning set forth in the 2026-A Series Supplement.

“2026-A Series Collection Account” means the account established pursuant to the 2026-A Series Supplement.

“2026-A Series Supplement” means the 2026-A Series Supplement to the Titling Company Agreement, dated as of the Closing Date, among the parties to the Titling Company Agreement.

“2026-A Servicing Supplement” means the 2026-A Servicing Supplement to the Titling Company Servicing Agreement, dated as of the Closing Date, among the parties to the Titling Company Servicing Agreement.

“2026-A Vehicles” has the meaning set forth in Section 8.01 to the 2026-A Servicing Supplement.

“Accountant” means a firm of public accountants of nationally recognized standing.

“Accounts” means the Note Distribution Account and the Reserve Account.

“Accrual Period” means (i) with respect to any Payment Date and the Class A-1 Notes and each Class of Floating Rate Notes, the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding, the first Payment Date and (ii) with respect to any Payment Date and each Class of Fixed Rate Notes (other than the Class A-1 Notes), the period from (and including) the 15th day of the preceding calendar month or, in the case of the first Payment Date, from (and including) the Closing Date to (but excluding) the 15th day of the month in which such Payment Date occurs.

“Act” has the meaning set forth in Section 11.03(a) of the Indenture.

“Action” has the meaning set forth in Section 5.06(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Trust Administrator, the Issuing Entity and the Indenture Trustee.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a disposition fee, a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.

“Advance” means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.

A-3	(NALT 2026-A Definitions Annex)

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Securitization Value” means, as of any date of determination, the aggregate Securitization Value of all Leased Vehicles (other than Defaulted Leases) calculated as of the close of business on such day.

“ALG Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in January-February 2026 as a “mark-to-market” value (assuming that the vehicle is in “average” rather than “clean” condition) based on the total MSRP of the vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuing Entity, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Assets” has the meaning set forth in Section 2.01 to the Series Certificate Sale Agreement.

“Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any 2026-A Vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

A-4	(NALT 2026-A Definitions Annex)

“Authorized Officer” means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Trust Administrator, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.

“Automotive Lease Guide” means the publication of such name, which includes residual factors, or any successor publication.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) Series Collections, (ii) the Advances, if any, (iii) the Reserve Account Draw Amount, if any, and (iv) in the case of an Optional Purchase, if any, the Optional Purchase Price.

“Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the amount necessary to make the distributions in clauses (i) through (viii) of Section 8.04(a) of the Indenture.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Base Residual” means the lowest of (i) the Contract Residual, (ii) the ALG Residual, and (iii) the MRM Residual.

“Basic Documents” means the Servicing Agreement, the Series LLC Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the Securities Account Control Agreement, the Series Certificate Sale Agreement, the Series Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, the 2026-A Series Certificate and the Securities.

“Benchmark Administrator” means the administrator of the Benchmark Rate.

“Benchmark Rate” means, initially, the SOFR Rate; provided that if the Trust Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark Rate, then “Benchmark Rate” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Trust Administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark Rate and (b) the Benchmark Replacement Adjustment;

A-5	(NALT 2026-A Definitions Annex)

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Trust Administrator as the replacement for the then-current Benchmark Rate giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark Rate for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Trust Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Trust Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Trust Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Trust Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Trust Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Trust Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark Rate (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark Rate (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

A-6	(NALT 2026-A Definitions Annex)

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark Rate (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the Benchmark Administrator (or such component) announcing that such Benchmark Administrator has ceased or will cease to provide the Benchmark Rate (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark Rate (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator (or such component), the central bank for the currency of the Benchmark Rate (or such component), an insolvency official with jurisdiction over the Benchmark Administrator (or such component), a resolution authority with jurisdiction over the Benchmark Administrator (or such component) or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator (or such component) has ceased or will cease to provide the Benchmark Rate (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark Rate (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that the Benchmark Rate is no longer representative.

“Beneficiaries” means, collectively, the Related Beneficiaries of all Series, and “Beneficiary” means any of such Beneficiaries.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the “plan assets” of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

“Business Day” means any day except a Saturday, Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Irving, Texas, Franklin, Tennessee, or in the city and state where the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed; provided that, when used in the context of a Payment Date, “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

A-7	(NALT 2026-A Definitions Annex)

“Calculation Agent” means U.S. Bank Trust Company, National Association and any successor calculation agent.

“Casualty Termination” as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.

“Certificate Distribution Account” means the account established pursuant to Section 5.01(a) to the Trust Agreement.

“Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

“Certificate of Title” has the meaning set forth in the Titling Company Agreement.

“Certificate of Trust” means the Certificate of Trust for the Issuing Entity filed with the Secretary of State on January 12, 2026.

“Certificate Register” and “Certificate Registrar” mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

“Class” means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and Class C Notes.

“Class A Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means 3.832% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.

A-8	(NALT 2026-A Definitions Annex)

“Class A-1 Notes” means the $111,000,000 aggregate principal amount of 3.832% asset-backed notes, Class A-1, issued by the Issuing Entity.

“Class A-2 Notes” means, collectively, the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Interest Rate” means 3.90% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2a Note Balance” means, as of any date, the Initial Class A-2a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2a Notes.

“Class A-2a Noteholder” means, as of any date, the Person in whose name a Class A-2a Note is registered on the Note Register on such date.

“Class A-2a Notes” means the $239,940,000 aggregate principal amount of 3.90% asset-backed notes, Class A-2a, issued by the Issuing Entity.

“Class A-2b Interest Rate” means the Benchmark Rate + 0.45% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year); provided, however, if the sum of the Benchmark Rate + 0.45% is less than 0.00% for any Accrual Period, then the Class A-2b Interest Rate for such Accrual Period will be deemed to be 0.00%.

“Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.

“Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-2b Note is registered on the Note Register on such date.

“Class A-2b Notes” means the $240,000,000 aggregate principal amount of SOFR Rate + 0.45% asset-backed notes, Class A-2b, issued by the Issuing Entity.

“Class A-3 Interest Rate” means 3.87% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.

“Class A-3 Notes” means the $479,940,000 aggregate principal amount of 3.87% asset-backed notes, Class A-3, issued by the Issuing Entity.

“Class A-4 Interest Rate” means 3.94% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

A-9	(NALT 2026-A Definitions Annex)

“Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.

“Class A-4 Notes” means the $78,860,000 aggregate principal amount of 3.94% asset-backed notes, Class A-4, issued by the Issuing Entity.

“Class B Interest Rate” means 4.14% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Note Balance” means, as of any date, the Initial Class B Note Balance reduced by all payments of principal made on or prior to such date on the Class B Notes.

“Class B Noteholder” means, as of any date, the Person in whose name a Class B Note is registered on the Note Register on such date.

“Class B Notes” means the $47,640,000 aggregate principal amount of 4.14% asset-backed notes, Class B, issued by the Issuing Entity.

“Class Balance” means, as of any date, the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable.

“Class C Interest Rate” means 4.29% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Note Balance” means, as of any date, the Initial Class C Note Balance reduced by all payments of principal made on or prior to such date on the Class C Notes.

“Class C Noteholder” means, as of any date, the Person in whose name a Class C Note is registered on the Note Register on such date.

“Class C Notes” means the $52,620,000 aggregate principal amount of 4.29% asset-backed notes, Class B, issued by the Issuing Entity.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means February 26, 2026.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” has the meaning set forth in the Titling Company Servicing Agreement.

A-10	(NALT 2026-A Definitions Annex)

“Collection Period” has the meaning set forth in the Titling Company Servicing Agreement.

“Commission” means the Securities and Exchange Commission.

“Compounded SOFR” means with respect to any U.S. Government Securities Business Day:

(1) the applicable compounded average SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in clause (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Contingent and Excess Liability Insurance Policy” has the meaning set forth in the Titling Company Servicing Agreement.

“Contract Residual” means, with respect to any Lease, the residual value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its Customary Servicing Practices for the purpose of determining the Monthly Payment or at the date the Lease was terminated by the Lessee.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding and thereafter the Class C Notes as long as any Class C Notes are Outstanding.

“Controlling Party” means an executive officer or senior manager or any other individual who regularly performs similar functions; including any individual who performs such function indirectly through a Person that beneficially owns or controls the Issuing Entity or an agent of the Issuing Entity, as applicable.

“Corporate Trust Office” means (a) with respect to the Owner Trustee and the Certificate Registrar, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Trust Certificateholders and the Indenture Trustee) and (b) with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at: (i) for note transfer or surrender purposes, U.S. Bank Trust

A-11	(NALT 2026-A Definitions Annex)

Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services, and (ii) for all other purposes, U.S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Nissan Auto Lease Trust 2026-A; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuing Entity).

“Credit and Collection Policy” has the meaning set forth in the Titling Company Servicing Agreement.

“CTA” means Corporate Transparency Act, 31 U.S.C. § 5336, and its implementing regulations as may be amended from time to time.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and Leases held by the Titling Company, without regard to whether such Leased Vehicles and Leases have been identified and allocated into a portfolio of Titling Company Assets allocated to and associated with the 2026-A Series or any Other Series, as such practices may be changed from time to time.

“Cutoff Date” means the close of business on January 31, 2026.

“Dealer” has the meaning set forth in the Titling Company Agreement.

“Dealer Agreement” has the meaning set forth in the Titling Company Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Lease” means any Lease that (a) by its terms, is delinquent 120 days or more or (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee’s failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law).

“Defaulted Vehicle” means the Leased Vehicle related to a Defaulted Lease.

“Definitions Annex” means this Annex A to the Series Certificate Sale Agreement, dated as of the Closing Date, by and between NILT LLC and Nissan Auto Leasing LLC II.

“Definitive Note” means a definitive fully registered Note.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all 60-Day Delinquent Leases as of the last day of such Collection Period to (ii) the Securitization Value as of the last day of such Collection Period.

A-12	(NALT 2026-A Definitions Annex)

“Delinquency Trigger” means, 4.40% for any Payment Date and the related Collection Period.

“Deposit Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Depositor” means Nissan Auto Leasing LLC II.

“Depositor’s Formation Documents” means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001, and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.

“Depository Agreement” means the agreement executed by the Issuing Entity in favor of DTC, as initial Clearing Agency, relating to the Notes, as the same may be amended or supplemented from time to time, dated as of the Closing Date.

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Domestic Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company.

“Early Termination Charge” means, with respect to any 2026-A Lease that is terminated prior to its Maturity Date, an amount equal to the lesser of (a) the present value (discounted at the implicit rate of such 2026-A Lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted 2026-A Lease balance over the related 2026-A Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Company, and the Lessee).

“Early Termination Purchase Option Price” means, with respect to any 2026-A Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 2026-A Vehicle.

“Eligible Account” means an account maintained with a depository institution or trust company having the Required Deposit Rating.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA subject to Title IV of ERISA, maintained or sponsored by the Servicer or any of its ERISA Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Servicer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

A-13	(NALT 2026-A Definitions Annex)

“Event of Default” has the meaning set forth in Section 5.01 of the Indenture.

“Excess Amounts” means, as of any Payment Date, the amount remaining in the 2026-A Series Collection Account after the distributions provided for in clause (iii) of Section 8.04(a) of the Indenture have been made.

“Excess Mileage and Excess Wear and Tear Charges” means, with respect to any 2026-A Lease or 2026-A Vehicle, any applicable charge for excess mileage or excess wear and tear.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Depositor with respect to the Issuing Entity under the Exchange Act.

“Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

“Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Aggregate Securitization Value as of the last day of the related Collection Period (or, in the case of the first Payment Date, as of the Cutoff Date); provided, however, that the First Allocation of Principal on and after the Note Final Scheduled Payment Date for any class of Class A Notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc.

“Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note, Class A-4 Note, Class B Note or Class C Note.

“Floating Rate Note” means any Class A-2b Note.

A-14	(NALT 2026-A Definitions Annex)

“Force Majeure Event” has the meaning set forth in the Titling Company Servicing Agreement.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal Proceedings pending against such Person or of which any property of such Person is then subject, or (b) any Proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006).

“Holder” has the meaning set forth in the Titling Company Agreement.

“Indemnified Parties” has the meaning set forth in Section 8.01 to the Trust Agreement.

“Indenture” means the indenture, dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank, as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Trust Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Trust Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Trust Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.

A-15	(NALT 2026-A Definitions Annex)

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), officer, employee or affiliate of the Depositor or any of its affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (ii) a person related to any officer or director of any affiliate of the Depositor (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (iii) a direct or indirect holder of one or more than 5% of any voting securities of any affiliate of the Depositor, (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Depositor, (v) a material creditor, material supplier, family member, manager, or contractor of the Depositor, or (vi) a person who controls (whether directly, indirectly, or otherwise) the Depositor or its affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), manager or material contractor of the Depositor or its affiliates.

“Initial Class A-1 Note Balance” means $111,000,000.

“Initial Class A-2a Note Balance” means $239,940,000.

“Initial Class A-2b Note Balance” means $240,000,000.

“Initial Class A-3 Note Balance” means $479,940,000.

“Initial Class A-4 Note Balance” means $78,860,000.

“Initial Class B Note Balance” means $47,640,000.

“Initial Class C Note Balance” means $52,620,000.

“Initial Class Note Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance or the Initial Class C Note Balance, as applicable.

“Initial Deposit Amount” means the Issuing Entity’s deposit to the Reserve Account, on or before the Closing Date, of $5,688,314.54.

“Insolvency Event” means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver,

A-16	(NALT 2026-A Definitions Annex)

liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for more than 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.

“Insurance Expenses” with respect to any 2026-A Vehicle, 2026-A Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices of the Servicer, or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the Series LLC Agreement.

“Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 2026-A Vehicles or the ability of a Lessee to make required payments with respect to the related 2026-A Lease.

“Insurance Proceeds” means, with respect to any 2026-A Vehicle, 2026-A Lease or Lessee, recoveries paid to the Servicer, the Titling Company or the Titling Company Registrar on behalf of the Titling Company under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance or applicable deductible).

“Interest” means, as of any date, the ownership interest of a Trust Certificateholder (including the interest of the Depositor as holder of the Trust Certificate) in the Issuing Entity as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in the Trust Agreement and any other Basic Document, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of the Trust Agreement and the other Basic Documents.

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate, the Class C Interest Rate or the Overdue Interest Rate, as applicable.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

A-17	(NALT 2026-A Definitions Annex)

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark Rate.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuing Entity” means Nissan Auto Lease Trust 2026-A, a Delaware statutory trust, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuing Entity Order” or “Issuing Entity Request” means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Depositor, NILT LLC, NMAC, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, any underwriter of the Notes and any other material transaction party identified by the Depositor or NMAC to the Indenture Trustee and the Owner Trustee in writing.

“Lease” means any lease contract for a Leased Vehicle assigned.

“Lease Documents” means, with respect to each 2026-A Lease, (i) in the case of each Lease that constitutes tangible chattel paper, the original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each Lease that constitutes electronic chattel paper, the single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease, (ii) the Agreement to Provide Insurance and any other documentation of the Lessee’s insurance coverage customarily maintained by the Servicer, (iii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer statements required by applicable law, (iv) the original Certificate of Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with its customary practices indicating that title to the related Leased Vehicle is in the name of the Titling Company (or such other name as directed by the Servicer pursuant to Section 2.04(a) of the Titling Company Servicing Agreement) and noting thereon any Administrative Lien, if required, and (v) any and all other documents that the Servicer keeps on file in accordance with its customary practices related to such Lease or the related Leased Vehicle or Lessee, including any written agreements modifying such Lease (including any extension agreements).

A-18	(NALT 2026-A Definitions Annex)

“Lease Pull-Forward” means, as of any date, any Lease that has been terminated by the related Lessee before the related Maturity Date under NMAC’s pull-forward program in order to allow such Lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle, or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the Lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC.

“Leased Vehicle” means a new or used Nissan or Infiniti automobile, sport utility vehicle or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

“Lessee” means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to and associated with the 2026-A Series.

“Lessee Initiated Early Termination” as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the Lessee is not in default.

“Lessee Partial Monthly Payment” means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 2026-A Lease, the actual amount paid by the Lessee toward such Monthly Payment.

“Lessor” means each Person that is a lessor under a Lease or assignee thereof.

“Liability” means any liability or expense, including any indemnification obligation.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens, any liens that attach to property by operation of law and statutory purchase liens to the extent not past due.

“Liquidated Lease” means a Defaulted Lease that is terminated and charged off by the Servicer prior to its Maturity Date.

“Liquidated Vehicle” means the 2026-A Vehicle related to a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

A-19	(NALT 2026-A Definitions Annex)

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

“Majority Interest” means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the 2026-A Series Certificate’s interest in any significant portion of the 2026-A Series Assets or the Indenture Trustee’s security interest in the 2026-A Series Certificate and all or any significant portion of the 2026-A Series Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 2026-A Leases and the 2026-A Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Company, if applicable.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Member” means NILT LLC, in its capacity as the member of the Titling Company.

“Monthly Early Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2026-A Vehicles with respect to which the related 2026-A Lease was terminated and which were sold in such Collection Period on or after the termination of the related 2026-A Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

A-20	(NALT 2026-A Definitions Annex)

“Monthly Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.

“Monthly Payment Advance” means, with respect to any 2026-A Lease and any Collection Period, an amount equal to the difference between (a) the Monthly Payment due and (b) the Lessee Partial Monthly Payment.

“Monthly Remittance Condition” has the meaning set forth in Section 8.03(b) of the 2026-A Servicing Supplement.

“Monthly Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 2026-A Vehicle for its Contract Residual following a termination of the related 2026-A Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2026-A Vehicles which matured and were sold in such Collection Period on or after the termination of the related 2026-A Leases at their respective Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related Lessees under applicable law.

“Moody’s” means Moody’s Investors Service, Inc.

“MRM Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in January-February 2026 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualizable MSRP,” which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

“MSRP” means, with respect to any Leased Vehicle, the manufacturer’s suggested retail price.

“NALL II” means Nissan Auto Leasing LLC II, a Delaware limited liability company.

“Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses and, in the case of a Matured Vehicle, subject to Section 8.06(b) of the Servicing Supplement with respect to any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means the Liquidation Proceeds net of related Liquidation Expenses.

“NILT LLC” means NILT LLC, a Delaware limited liability company.

“NMAC” means Nissan Motor Acceptance Company LLC, a Delaware limited liability company.

A-21	(NALT 2026-A Definitions Annex)

“Non-U.S. Person” means any Person who is not (a) a citizen or resident of the United States who is a natural person, (b) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (c) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source, (d) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (e) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (e).

“Note” or “Notes” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note, a Class B Note or a Class C Note, as the context may require.

“Note Balance” means the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance.

“Note Distribution Account” means the series account established by the Depositor, on behalf of the Issuing Entity pursuant to Section 8.02(c) of the Indenture, into which amounts released from the 2026-A Series Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

“Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

“Note Factor” means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Note Balance.

“Note Final Scheduled Payment Date” means, with respect to (i) a Class A-1 Note, the Payment Date in March 2027, (ii) a Class A-2a Note, the Payment Date in May 2028, (iii) a Class A-2b Note, the Payment Date in May 2028, (iv) a Class A-3 Note, the Payment Date in March 2029, (v) a Class A-4 Note, the Payment Date in February 2030, (vi) a Class B Note, the Payment Date in February 2030 and (vii) a Class C Note, the Payment Date in June 2030.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04 of the Indenture.

A-22	(NALT 2026-A Definitions Annex)

“Noteholder” means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 Note, a Class A-4 Note, a Class B Note or a Class C Note is registered on the Note Register on such date, as the context may require.

“Noteholder Direction” has the meaning set forth in Section 7.08 of the Indenture.

“Noteholders’ Principal Carryover Shortfall” means, for any Payment Date, the excess, if any, of the Regular Allocation of Principal for the preceding Payment Date over the amount in respect of principal that is actually paid as principal on the Notes on such Payment Date.

“Officer’s Certificate” means (a) with respect to the Issuing Entity, a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 2026-A Servicing Supplement.

“Opinion of Counsel” means (i) in relation to the Trust Agreement, one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Depositor, the Trust Administrator, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee and (ii) in relation to the Indenture, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuing Entity or the Trust Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.

“Optional Purchase” has the meaning set forth in Section 8.16 of the 2026-A Servicing Supplement.

“Optional Purchase Price” has the meaning set forth in Section 8.16 of the 2026-A Servicing Supplement.

“Other Series” means any Series other than the 2026-A Series.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

A-23	(NALT 2026-A Definitions Annex)

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;

provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or other action hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee’s right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuing Entity, the Depositor, the Trust Administrator, or any of their respective Affiliates.

“Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Notes or Trust Certificates Outstanding on the Closing Date, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.

“Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity, but solely as trustee of the Issuing Entity under the Trust Agreement.

A-24	(NALT 2026-A Definitions Annex)

“Paying Agent” means, (i) under the Indenture, U.S. Bank, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuing Entity, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be U.S. Bank.

“Payment Date” means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing on the Payment Date in March 2026.

“Payment Date Advance Reimbursement” has the meaning set forth in Section 8.03(a)(iii)(A) of the 2026-A Servicing Supplement.

“Payment Date Certificate” has the meaning set forth in Section 8.03(a) of the Indenture.

“Payments Ahead” has the meaning set forth in the Titling Company Servicing Agreement.

“Payoff” means amounts paid to the Servicer to purchase a 2026-A Vehicle.

“Permitted Investments” means any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by FNMA or any State; provided that, if any related Rated Securities are outstanding, such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that if any related Rated Securities are outstanding, at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations (not including plus signs);

(iv) certificates of deposit issued by any depository institution or trust company (including the Registered Pledgee) incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided that, if any related Rated Securities are outstanding, the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations (not including applicable plus signs);

A-25	(NALT 2026-A Definitions Annex)

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC;

(vi) investments in money market funds (including funds for which the Registered Pledgee or any of its Affiliates is investment manager or advisor) having a rating from Fitch of AAAmmf and from Moody’s of Aaa-mf;

(vii) repurchase obligations held by the Registered Pledgee, with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

(viii) such other obligations, instruments or securities as may be directed by the Servicer; provided, that if any Rated Securities are outstanding, such obligations, instruments or securities shall be acceptable to each relevant Rating Agency, as evidenced by a letter from such Rating Agency to the Registered Pledgee to the effect that investments of such type will not result in a Ratings Effect;

provided, that, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the Payment Date (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

Notwithstanding the foregoing, (i) no Permitted Investment may be purchased at a premium and (ii) no obligation or security may be a “Permitted Investment” unless (a) the Registered Pledgee has control (within the meaning of Section 8-106 of the UCC) over such obligation or security and (b) at the time such obligation or security was delivered to the Registered Pledgee or the Registered Pledgee became the related entitlement holder, the Registered Pledgee did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in a Ratings Effect.

“Permitted Liens” means (a) any liens created by the Basic Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.

A-26	(NALT 2026-A Definitions Annex)

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest or limited liability company series interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and (ii), for which NALL II, or any United States Affiliate thereof, acts as a depositor.

“Pull-Forward Payment” means, with respect to any Lease Pull-Forward, the Monthly Payments not yet due with respect to that Lease.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A.

“Rated Securities” means, with respect to a Securitized Financing, each class or series of securities that has been rated by one or more Rating Agencies at the request of the Member, a Beneficiary or any of their respective Affiliates.

“Rating Agency” means, with respect to the 2026-A Series, as of any date, any of the nationally recognized statistical rating organizations that has been requested by NMAC or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above. For the avoidance of doubt, if no Notes are Outstanding, the Rating Agency Condition shall be deemed to be satisfied.

A-27	(NALT 2026-A Definitions Annex)

“Ratings Effect” means, with respect to any Rated Securities, the qualification, downgrading or withdrawal of the rating then assigned to such Rated Securities by a related Rating Agency.

“Record Date” means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Recoveries” means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 2026-A Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 2026-A Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Trust Administrator or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.

“Reference Time” means, with respect to any setting of the then-current Benchmark Rate, the time determined by the Trust Administrator.

“Registered Pledgee” means the Indenture Trustee or any subsequent Registered Pledgee of the 2026-A Series Certificate.

“Regular Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the lesser of (a) the excess of (i) the sum of (A) the Aggregate Securitization Value as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cutoff Date) minus the Aggregate Securitization Value as of the last day of the related Collection Period plus (B) any Noteholders’ Principal Carryover Shortfall for such Payment Date, if any, over (ii) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date, if any, and (b)(i) the outstanding Note Balance of the Notes minus (ii) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date; provided, that if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (i) through (viii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes and the Servicer has so specified in the Payment Date Certificate, then the Regular Allocation of Principal for such Payment Date shall equal the Note Balance less the sum of the First Allocation of Principal and the Second Allocation of Principal; provided, further, that the Regular Allocation of Principal on and after the Note Final Scheduled Payment Date for the Class C Notes will not be less than the amount that is necessary to reduce the note balance of the Class C Notes to zero.

A-28	(NALT 2026-A Definitions Annex)

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Beneficiary” has the meaning set forth in the Titling Company Servicing Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Remaining Net Auction Proceeds” means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuing Entity, the Notes, the Series 2026-A Leases or an amendment to a Basic Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(b) termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Default;

(d) an Event of Default;

(e) the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

A-29	(NALT 2026-A Definitions Annex)

“Repurchase Payment” means, with respect to a 2026-A Lease and the related 2026-A Vehicle required to be reallocated by the Servicer pursuant to Section 8.02(a) and Section 8.02(b) of the 2026-A Servicing Supplement, the sum of (i) the Securitization Value of the 2026-A Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 2026-A Lease or discovers a breach of representations or warranties pursuant to Section 8.02(b) of the 2026-A Servicing Supplement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.

“Repurchased Lease” means a 2026-A Lease reallocated to the Unallocated Assets Series or Other Series or reallocated as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 8.02 of the Servicing Agreement.

“Requesting Party” has the meaning set forth in Section 11.21 of the Indenture.

“Required Deposit Rating” means, with respect to any entity and any Series Account, that (i) the short-term unsecured debt obligations of such entity are rated in the highest short-term rating category by each Rating Agency (excluding any “+” signs associated with such rating) or (ii) such entity is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Series Account is maintained in a segregated trust account in the corporate trust department of the related entity.

“Required Percentage” means the holders of not less than 66 2⁄3% of (i) the Outstanding Amount in the case of the Notes or (ii) the beneficial interest in the Trust Certificates.

“Required Related Holders” means the Issuing Entity; provided that so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2026-A Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include the Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 2026-A Series Assets.

“Reserve Account” means the account established pursuant to Section 5.01(b) of the Trust Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, an amount equal to (i) prior to the occurrence of an Event of Default that results in the acceleration of any Notes that has not been rescinded, the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Account or (ii) after the occurrence of an Event of Default that results in the acceleration of any Notes, unless and until the date on which such acceleration has been rescinded, the entire amount on deposit in the Reserve Account; provided, however, that if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (i) through (viii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Payment Date Certificate, include such additional amounts as may be necessary to pay all Outstanding Notes in full.

A-30	(NALT 2026-A Definitions Annex)

“Reserve Account Property” means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit Amount.

“Reserve Account Requirement” means, (a) on any Payment Date on or prior to the payment in full of the Class A-2 Notes, an amount equal to $9,243,511.13 (i.e., approximately 0.65% of the aggregate Securitization Value of the 2026-A Leases and 2026-A Vehicles as of the Cutoff Date) and (b) on any Payment Date following the payment in full of the Class A-2 Notes, an amount equal to $7,110,393.17 (i.e., approximately 0.50% of the aggregate Securitization Value of the 2026-A Leases and 2026-A Vehicles as of the Cutoff Date); provided, however, that on any Payment Date (after taking into account all distributions from the 2026-A Series Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.

“Residual Value Loss” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (a) the Base Residual of the related 2026-A Vehicle, over (b) the sum of (without duplication) all related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (i) the sum (without duplication) of all related Net Auction Proceeds and Net Insurance Proceeds, over (ii) the Securitization Value of the related 2026-A Vehicle at (a) the Maturity Date of the related 2026-A Lease, or (b) the date the related 2026-A Lease was terminated by the Lessee.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Office because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture.

“Restricted Note” has the meaning set forth in Section 2.15(c) of the Indenture.

“Retained Notes” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08 of the Indenture to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

A-31	(NALT 2026-A Definitions Annex)

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto).

“Sales Proceeds Advance” means the amount, if any, advanced by the Servicer to the Issuing Entity on a Deposit Date equal to the Securitization Value of each 2026-A Lease relating to a 2026-A Vehicle.

“Schedule of 2026-A Leases and 2026-A Vehicles” means the schedule of 2026-A Leases and 2026-A Vehicles on file with the Indenture Trustee, as it may be amended from time to time (which may be supplied in CD-Rom form) which shall set forth as to each 2026-A Lease or 2026-A Vehicle, as the case may be, (i) the identification number of the 2026-A Lease, (ii) the identification number of the 2026-A Vehicle, (iii) the related Maturity Date and (iv) the value of the 2026-A Lease and the related 2026-A Vehicle on the Servicer’s books as of the Cutoff Date.

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date) over (b) the Aggregate Securitization Value as of the end of the related Collection Period (or, in the case of the first Payment Date, as of the Cutoff Date) minus (2) the First Allocation of Principal for such Payment Date; provided, however, that the Second Allocation of Principal on and after the Note Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities” means the Trust Certificates and the Notes, collectively.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Issuing Entity, the Servicer, the Indenture Trustee, as the Secured Party, and U.S. Bank National Association, as Securities Intermediary.

“Securities Act” means the Securities Act of 1933.

A-32	(NALT 2026-A Definitions Annex)

“Securities Intermediary” means U.S. Bank National Association, a national banking association, as the securities intermediary under the Securities Account Control Agreement.

“Securities Intermediary” has the meaning set forth in Section 8.02(e) of the Indenture.

“Securitization Rate” means, with respect to a 2026-A Lease, an annualized rate that is equal to 10.00%.

“Securitization Value” means, with respect to any 2026-A Lease, the value calculated by the Servicer equal to, (i) as of its Maturity Date, the Base Residual and (ii) as of any date other than its Maturity Date, the sum of the present value, discounted at the Securitization Rate, of (a) the aggregate Monthly Payments remaining to be made and (b) the Base Residual.

“Securitized Financing” has the meaning set forth in the Titling Company Agreement.

“Securitized Financing Documents” has the meaning set forth in the Titling Company Agreement.

“Securityholder” means each registered holder of a Note or a Trust Certificate.

“Series” has the meaning set forth in the Titling Company Agreement.

“Series Account” has the meaning set forth in the Titling Company Agreement.

“Series Certificate” has the meaning set forth in the Titling Company Agreement.

“Series Certificate Sale Agreement” means the Series Certificate Sale Agreement, dated as of the Closing Date, between NILT LLC, as transferor, and NALL II, as transferee.

“Series Certificate Transfer Agreement” means the Series Certificate Transfer Agreement, dated as of the Closing Date, between the Depositor, and the Issuing Entity, as transferee.

“Series Collection Account” means, with respect to a Series, the related Collection Account created, designated and maintained as such pursuant the related Series Supplement.

“Series Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 2026-A Series Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead and Pull-Forward Payments, when received), Payoffs, and any other payments under the 2026-A Leases (excluding any Administrative Charges); (ii) Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds (which includes Early Termination Charges); (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auction Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries; and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.

“Series Interest” has the meaning set forth in the Titling Company Agreement.

A-33	(NALT 2026-A Definitions Annex)

“Series LLC Agreement” means the Titling Company Agreement, as supplemented by a 2026-A Series Supplement.

“Series Supplement” has the meaning set forth in the Titling Company Servicing Agreement.

“Servicer” means NMAC, as Servicer under the Servicing Agreement.

“Servicer Default” has the meaning set forth in Section 8.12 of the 2026-A Servicing Supplement.

“Servicer Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit Series Collections into the 2026-A Series Collection Account by the related Deposit Date.

“Servicing Agreement” means the Titling Company Servicing Agreement, as supplemented by the 2026-A Servicing Supplement.

“Servicing Criteria” means those criteria listed in Exhibit B to the Indenture that are to be addressed in the assessment of compliance pursuant to Section 3.09 of the Indenture.

“Servicing Fee” means, with respect to the 2026-A Series Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the Aggregate Securitization Value of all 2026-A Leases as of the first day of such Collection Period.

“Similar Law” means any state, local or other law that is similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code.

“SOFR” means the secured overnight financing rate published for any day by the FRBNY on the FRBNY’s website, or by a successor administrator of such benchmark rate on such successor’s website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Trust Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Trust Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Trust Administrator determines that no market practice exists, in such other manner as the Trust Administrator determines is reasonably necessary).

“SOFR Adjustment Date” means, for each interest period, the second U.S. Government Securities Business Day before the first day of such interest period.

A-34	(NALT 2026-A Definitions Annex)

“SOFR Determination Time” means 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means, with respect to the Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Trust Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“Special Purpose Affiliate” means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.

“State” means any state of the United States, Puerto Rico, or the District of Columbia.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“Subject Leases” means, for any Asset Review, all 2026-A Leases which are 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

“Tax Information” means complete and accurate information, documentation or certifications requested by the Issuing Entity (or its agents or delegates), the Indenture Trustee or Paying Agent (or an agent thereof) to be provided to the Issuing Entity, the Indenture Trustee or Paying Agent sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including under FATCA, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation. For these purposes, “FATCA” means sections 1471 through 1474 of the Code and the Treasury regulations (and any notices or official pronouncements) promulgated thereunder, any agreement thereunder and any law implementing an intergovernmental agreement or approach thereto.

“Tax Retained Notes” if any, means any Retained Notes retained by the issuer of the Notes (or an entity which for U.S. federal income tax purposes is considered the same Person as such issuer) until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Titling Company” means Nissan-Infiniti LT LLC, a Delaware limited liability company.

“Titling Company Administrator” means NMAC, in its capacity as the administrator of the Titling Company.

“Titling Company Agreement” means the Limited Liability Company Agreement of the Titling Company, dated as of April 1, 2021, among the Member, the Titling Company Administrator, and the Titling Company Registrar.

A-35	(NALT 2026-A Definitions Annex)

“Titling Company Assets” has the meaning set forth in the Titling Company Agreement.

“Titling Company Documents” has the meaning set forth in the Titling Company Agreement.

“Titling Company Registrar” means U.S. Bank, as the titling company registrar of the Titling Company.

“Titling Company Servicing Agreement” means the amended and restated servicing agreement, dated as of April 1, 2021, among the Titling Company, the Member and the Servicer.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Administrator” means NMAC, as Trust Administrator under the Administration Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee.

“Trust Certificate” means the asset-backed certificate issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Certificateholder” means the Person in whose name a Trust Certificate is registered on the Certificate Register.

“Trust Estate” means the property of the Issuing Entity, including (i) the 2026-A Series Certificate, evidencing the 2026-A Series Interest, including the right to payments thereunder after the Cutoff Date from certain amounts in respect of the 2026-A Leases and received from the sale or other disposition of the 2026-A Vehicles, including the rights of the Issuing Entity to the funds on deposit from time to time in the 2026-A Series Collection Account (but excluding amounts retained by the Servicer in the form of Liquidation Expenses, Disposition Expenses, Insurance Expenses, and other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses, Disposition Expenses or Insurance Expenses and permitted to be retained by the Servicer under the Basic Documents), and investment earnings, net of losses and investment expenses, on amounts on deposit in the 2026-A Series Collection Account, (ii) the rights of the Issuing Entity to the funds on deposit from time to time in the Reserve Account and any amounts deposited therein, including investment earnings, net of losses and investment expenses, on amounts on deposit therein, (iii) the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited therein or credited thereto and all proceeds thereof, (iv) the rights of the Depositor, as transferee, under the Series Certificate Sale Agreement, (v) the rights of the Issuing Entity, as transferee, under the Series Certificate Transfer Agreement, (vi) the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 2026-A Series Assets, including rights to certain Advances if extended by the Servicer in accordance with the Servicing Agreement, and the Series LLC Agreement, and (vii) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.

A-36	(NALT 2026-A Definitions Annex)

“Trustee Reporting Date” means the tenth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning in February 2025.

“U.S. Bank” means U.S. Bank Trust Company, National Association, a national banking association.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unallocated Assets” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Certificate” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Series” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Supplement” has the meaning set forth in the Titling Company Agreement.

“Underwriter” or “Underwriters” means, collectively, BofA Securities, Inc., Citigroup Global Markets Inc., Lloyds Securities Inc., U.S. Bancorp Investments, Inc., BNP Paribas Securities Corp., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC.

“Underwriting Agreement” means the underwriting agreement relating to the Notes dated February 18, 2026, among NMAC, the Depositor and BofA Securities, Inc., as Representative, on behalf of the several Underwriters.

“United States” or “U.S.” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

A-37	(NALT 2026-A Definitions Annex)